EXHIBIT 23.1 - INDEPENDENT AUDITORS' CONSENT

                          CUMBERLAND TECHNOLOGIES, INC.

     We consent to the incorporation by reference in Registration Statement No. 333-71537 of Cumberland Technologies, Inc. on Form S-8 of our report dated April 11, 2001, appearing in this Annual Report on Form 10-K of Cumberland Technologies, Inc. for the year ended December 31, 2000.



/s/  DELOITTE & TOUCHE LLP
Tampa, Florida

April 16, 2001